SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       OBJECTIVE SYSTEMS INTEGRATORS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                  N/A
                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  N/A
                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  N/A
                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  N/A
                  --------------------------------------------------------------

         (5)      Total fee paid:

                  N/A
                  --------------------------------------------------------------

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
                  N/A
                  --------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement no.:
                  N/A
                  --------------------------------------------------------------
         (3)      Filing Party:
                  N/A
                  --------------------------------------------------------------
         (4)      Date Filed:
                  N/A
                  --------------------------------------------------------------

                       OBJECTIVE SYSTEMS INTEGRATORS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 13, 2000

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Meeting") of Objective Systems Integrators, Inc., a Delaware corporation ("OSI"), will be held on Thursday, December 13, 2000, at 10:00 a.m. local time, at 101 Parkshore Drive, Folsom, California 95630, for the following purposes:

      1. To elect five directors to serve until the next Annual Meeting and until their successors are elected and qualified.

      2. To approve an amendment to our 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance by 1,000,000 shares.

      3. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending June 30, 2001.

      4. To transact such other business as may properly come before the Meeting.

      More detail about the stated purposes of the Meeting can be found in the Proxy Statement that accompanies this Notice. The record date for the Meeting is October 20, 2000. Only stockholders of record at the close of business on that date will be given notice of the Meeting. Only stockholders of record at the close of business on that date may vote at the Meeting and any adjournment or postponement of the Meeting.

      All stockholders are invited to attend the Meeting. We urge you to complete, sign, date and return a proxy card as promptly as possible to ensure your representation and the presence of a quorum at the Meeting. A postage-prepaid envelope has been enclosed for that purpose. If you do attend the Meeting, you may vote in person even if you have returned a proxy card. You can withdraw your proxy at any time before it is voted.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/  Philip N. Cardman
                                   --------------------------------------------
                                   Philip N. Cardman
                                   VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

Folsom, California
November 15, 2000



                             YOUR VOTE IS IMPORTANT.

               TO ENSURE YOUR SHARES ARE REPRESENTED AT THE ANNUAL
              MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR
                       PROXY CARD AS PROMPTLY AS POSSIBLE.

                       OBJECTIVE SYSTEMS INTEGRATORS, INC.

                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

       The enclosed Proxy is being solicited on behalf of the Board of Directors ("Board") of OBJECTIVE SYSTEMS INTEGRATORS, INC., a Delaware corporation ("OSI"), for use at our Annual Meeting of Stockholders ("Meeting") that will be held Wednesday, December 13, 2000, at 10:00 a.m. local time, or at any adjournment of the Meeting, and for the purposes described in this Proxy Statement. The Meeting will be held at 101 Parkshore Drive, Folsom, California 95630. OSI's principal executive offices are at 101 Parkshore Drive, Folsom, California 95630, and our telephone number at that location is (916) 353-2400.

       These proxy solicitation materials and the Annual Report to Stockholders for the year ended June 30, 2000, were mailed on or about November 15, 2000, to all stockholders entitled to vote at the Meeting.

RECORD DATE AND OUTSTANDING SHARES

       Stockholders of record at the close of business on October 20, 2000 ("Record Date"), will be given notice of the Meeting and are entitled to vote. OSI has one series of Common Shares outstanding, designated Common Stock, $.001 par value per share ("Common Stock"). On the Record Date, 37,271,142 shares of Common Stock were issued and outstanding. They were held of record by 133 stockholders.

REVOCABILITY OF PROXIES

       Proxies can be revoked at any time before their use by (a) delivering a written notice of revocation to our Secretary, (b) delivering a duly executed proxy bearing a later date to our Secretary, or (c) attending the Meeting and voting in person.

VOTING AND SOLICITATION

       You have one vote for each share of Common Stock held on the Record Date. In voting for the election of Directors (Proposal One) you may cumulate your votes. For cumulative voting, the total number of votes that may be cast is five times the number of shares that you are entitled to vote. One candidate may be given all of your votes or they may be distributed among as many candidates as you chose. However, (a) votes cannot be cast for more than five candidates or for a candidate who has not been nominated before the voting, and (b) cumulative voting will not apply unless at least one Stockholder has given notice, before the voting, of the intention to cumulate. On all other matters, each share of Common Stock has one vote.

       This solicitation is being made by OSI, which will bear all related costs. Chase Mellon Shareholder Services LLC has been employed to distribute stockholder materials, both to stockholders of record and to organizations representing beneficial owners, for which we will reimburse them. We anticipate spending approximately $20,000 for this solicitation. We may also reimburse brokerage firms and others representing beneficial owners for their expenses in forwarding solicitation material to beneficial owners. Proxies may also be solicited, without additional compensation, by our directors, officers and other employees.

QUORUM, ABSTENTIONS AND BROKER NONVOTES

       Votes cast at the Meeting will be counted by the Inspector of Elections ("Inspector"), who is a representative of our Transfer Agent. The Inspector will also determine whether a quorum is present. For proposals to be approved, Delaware law generally requires an affirmative vote by a majority of shares present (in person or by proxy) at a duly held meeting where there is a quorum. Delaware law also generally provides that a quorum for a meeting will exist only if a majority of the shares entitled to vote at the meeting are present either in person or by proxy.

       In determining whether a quorum is present, the Inspector will treat shares that are voted "Withheld" or "Abstain" as being present and entitled to vote. They will not be treated as votes in favor of any matter submitted. Proxies which are returned using the form of proxy enclosed but which are not marked as to a particular item, will be voted to elect the five nominated directors, to approve amending the 1995 Employee Stock Purchase Plan, to ratify the appointment of Deloitte & Touche LLP and, as the proxy holders deem advisable, on any other matters that may properly come before the Annual Meeting.

       If a broker indicates that it has no discretionary authority for a particular matter ("Broker Nonvotes"), the Inspector will consider the shares held by the broker as being present in determining whether a quorum exists for that matter. However, these shares will not be considered as shares entitled to vote on such matters and will therefor not be counted in tabulating the votes.

       We believe that these tabulation procedures for determining whether a quorum exists and for the voting of shares are consistent with Delaware law and our Bylaws.

DEADLINE FOR STOCKHOLDER PROPOSALS

       For proposals to be included in our Proxy Statement and Proxy Card for the Meeting under Exchange Act Rule 14a-8, they must be received by our Secretary no later than July 19, 2001. Were we to decide to hold our 2001 Annual Meeting at a different time of year than this Meeting, and the date of the 2001 Meeting changes by more than 30 days from the date of this Meeting, then proposals must be received by our Secretary a reasonable time before we begin to print and mail our proxy materials. However, for a proposal to be eligible to be brought before the stockholders at the 2001 Annual Meeting, the stockholder submitting the proposal must also comply with the procedures (including the deadlines) required by our Bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in our proxy statement. Any stockholder nominations must comply with our Bylaws.

       Under our Bylaws, stockholders who wish to present proposals for action, or to nominate directors, at our 2001 Annual Meeting must give written notice to the Secretary at the address on the cover page of this Proxy Statement. This notice must be received at our principal executive offices on or before July 7, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table has information on the beneficial ownership of our Common Stock as of October 20, 2000, for (a) each person that we know beneficially owns more than 5% of the outstanding shares of our Common Stock,
(b) each of our directors, (c) each of our Named Executive Officers, and (d) all of our directors and executive officers as a group. Except as otherwise indicated, the address of each of the people in this table is as follows: c/o Objective Systems Integrators, Inc., 101 Parkshore Drive, Folsom, California 95630.

      Five Percent Stockholders,                        Common Stock           Approximate
Directors, and Certain Executive Officers            Beneficially Owned    Percentage Owned(1)
-----------------------------------------            ------------------    -------------------
Richard G. Vento (2).............................        10,180,27                 27.31%

Tom L. Johnson (3)...............................        5,427,799                 14.56%

William Bailey (4)...............................        4,752,474                 12.75%

Dan D. Line (5)..................................          405,833                  1.20%

Dr. Kornel Terplan (6) ..........................          399,421                  1.07%

Philip N. Cardman (7) ...........................          202,136                   *

George F. Schmitt (8)............................          127,500                   *

Jeffrey T. Boone (9).............................          111,105                   *

James K.R. Souders (10) .........................           89,538                   *

James T. Olsen (11)..............................           62,500                   *

Gary D. Cuccio (12)..............................           28,750                   *

---------------------------------------------------------------------------------------------
All directors and executive officers as a group
  (13 persons) (13)                                     22,035,436                 60.41%
---------------------------------------------------------------------------------------------

*Less than 1% of the outstanding shares.

(1) Shares of Common Stock subject to options held by a person that are currently exercisable or exercisable within 60 days of October 20, 2000, are treated as being outstanding in computing both ownership and percentage ownership for that person, but not in computing the percentage of any other person. Percentage ownership is based on 37,271,142 shares of Common Stock outstanding as of October 20, 2000, together with options held by each person, as described in the footnotes below. Beneficial ownership is determined according to SEC Rule 13d-3, and includes voting and investment power.

(2) Includes (a) 2,500,000 shares held by DTDV L.L.C., (b) 2,500,000 held by DTLV L.L.C., (c) 49,506 shares held by each of Mr. Vento and Mr. Vento's spouse. (d) 328,789 shares held by Vento L.L.C., and (e) 1,584,157 shares held by each of Gail Vento L.L.C., Nicole Vento L.L.C., and Renee Vento L.L.C.

(3) Includes 2,549,505 shares held by Mr. Johnson's spouse and 328,789 shares held by Johnson L.L.C.

(4) Includes 2,376,237 shares held by each of Kevin Johnson L.L.C. and Kari Anne Johnson L.L.C., over which Mr. Bailey is deemed to have voting and investment power.

(5) Includes 405,833 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of October 20, 2000.

(6) Includes 37,500 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of October 20, 2000.

(7) Includes 202,136 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of October 20, 2000.

(8) Includes 87,500 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of October 20, 2000.

(9) Includes 111,105 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of October 20, 2000.

(10)  Mr. James K.R. Souders resigned from OSI on November 4, 1999.

(11) Includes 62,500 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of October 20, 2000.

(12) Includes 18,750 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of October 20, 2000.

(13) Includes 1,215,139 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of October 20, 2000.

       PROPOSAL ONE

       ELECTION OF DIRECTORS

NOMINEES

       OSI's Bylaws provide for six directors. However, we expect that only five directors will be elected at the Meeting, with one vacancy remaining outstanding. We intend to appoint a director to fill the vacancy when a suitable candidate is found. Unless otherwise instructed, proxy holders will vote the proxies they receive for the five nominees listed below, all of who are presently directors of OSI. If a nominee is unable or declines to serve as a director at the time of the Meeting, proxies will be voted for any nominee designated by the present Board to fill the vacancy. We are not aware of any nominee who is unable or will decline to serve as a director. If additional nominations are made, the proxy holders will vote the proxies they receive (in accordance with cumulative voting) to elect as many of the nominees listed below as is possible. If this occurs, the proxy holders will decide on the specific nominees that will receive their votes. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders and until a successor has been duly elected and qualified.

VOTE REQUIRED

       If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board. Abstentions and Broker Nonvotes are not counted in electing directors, and therefore have no effect on the outcome of the election of directors.

NOMINEES

      The names of the nominees, and some information about each, are as follows:

Name of Nominee                        Age      Position(s) With OSI
---------------                        ---      --------------------
Tom L. Johnson ...................      55      Co-CEO and Co-Chairman of the
                                                Board of Directors

Richard G. Vento .................      60      Co-CEO and Co-Chairman of the
                                                Board of Directors

George F. Schmitt (1).............      57      Director

Gary D. Cuccio  (1)...............      54      Director

Dr. Kornel Terplan (1)............      56      Director

(1)  Member of Audit Committee

       There are no family relationships among the directors or executive officers.

       TOM L. JOHNSON is OSI's Co-CEO and Co-Chairman of the Board of Directors. Mr. Johnson has served as a Director of OSI since 1989. He co-founded Objective Systems Integrators, a partnership and the predecessor to OSI, in January 1989. He has been Co-Chairman of the Board since 1996 and Co-CEO since 1997. He served as Co-CEO of OSI from 1989 through 1995. Mr. Johnson received a B.S. degree in Abstract Mathematics with a minor in Business Management from the University of Houston.

       RICHARD G. VENTO is OSI's Co-CEO and Co-Chairman of the Board of Directors. Mr. Vento has served as a Director of OSI since 1989. He co-founded Objective Systems Integrators, a partnership and the predecessor to OSI in January, 1989. He has been Co-Chairman of the Board since 1996 and Co-CEO since 1997. He served as Co-CEO of OSI from 1989 through 1995. Mr. Vento received a B.A. degree in Mathematics and a B.S. degree in Business and Economic Statistics from San Francisco State University and an A.A. degree in Liberal Arts from Foothill College.

       GARY D. CUCCIO has been a director of OSI since July 1999. Mr. Cuccio has been a director of Wired Business and Phaetheon Communications since September 2000. He was a director of L.H.S. Group, now SEMA Group PLC, from November 1999 to July 2000. He is currently President and CEO of Phaethon Communications.
Mr. Cuccio was President and CEO of LHS Group from November 1999 to August 2000 and President of AirTouch Paging from August 1998 to October 1999. From September 1996 to July 1998, he was the Chief Operating Officer of Omnipoint Communications, Inc. From 1994 to 1996, he held a number of senior operations positions with AirTouch International in Europe and in Asia. Mr. Cuccio holds a B.A. degree from California State University, Los Angeles, and an M.B.A. from St. Mary's College. He is also a graduate of the Advanced Management Program at Harvard.

       GEORGE F. SCHMITT has been a director of OSI since October 1995. Mr Schmitt has been a director of Telesoft Partners since September 1997, and has been a director of L.H.S. Group, now SEMA Group PLC, since October 1996. Mr. Schmitt is currently Sr. Advisor to the Chairman of VoiceStream and Chairman of the Board, Director and Acting CEO at e.Spire Communications, Inc.. He was President of Omnipoint Communications, Inc. and Executive Vice President of Omnipoint Corporation (now, Voicestream) from October 1995 to February 2000. Mr. Schmitt has a B.A. degree from St. Mary's College of California and an M.S.M. degree from Stanford University School of Business.

       DR. KORNEL TERPLAN has been a director of OSI since August 1992. Since 1983, Dr. Terplan has served as President of Performance Navigations, Inc., a telecommunications consulting company. For more than 25 years, he has served as a corporate consultant providing consulting, training and product development services to various national and multinational corporations in the telecommunications industry, including AT&T, France Telecom and Siemens. Dr. Terplan has a B.A. degree in Electronics, an M.S. degree in Electronics and a Ph.D. degree in Operational Research from the University of Dresden, Germany.

BOARD MEETINGS AND COMMITTEES

       The Board held five meetings in fiscal 2000. No director attended fewer than 75% of the Board meetings and the committee on which he served. The Board has an Audit Committee. The Board does not have a nominating committee or any committee that performs that function.

       In fiscal 2000, the Audit Committee consisted of Messrs. Schmitt, Cuccio and Terplan. The Audit Committee oversees our independent auditors and reviews our internal financial procedures and controls. This Committee met three times in fiscal 2000.

       The Audit Committee recommends engagement of our independent auditors. It is primarily responsible for reviewing (1) the scope of the independent auditors' annual audit and their compensation, (2) our general policies and procedures regarding accounting and financial controls, and (3) any change in accounting principles, significant audit adjustments proposed by the auditors and any recommendations that the auditors may have with respect to policies and procedures.

       The Board adopted and approved a charter for the Audit Committee on April 29, 2000, a copy of which is attached as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

      AUDIT COMMITTEE REPORT

REVIEW WITH MANAGEMENT

       The following is the report of our Audit Committee regarding our audited financial statements for the fiscal year ended June 30, 2000. The information contained in this report will not be deemed to be "soliciting material" or to be "filed" with the SEC, nor will it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference.

       The Audit Committee has reviewed and discussed our audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

       The Audit Committee has discussed with Deloitte & Touche, LLP, our independent accountants, the matters required to be discussed under SAS 61 (Codification of Statements on Accounting Standards). This includes, among other items, matters related to the conduct of their audit of our financial statements.

       The Audit Committee has also received written disclosures and the letter from Deloitte & Touche, LLP required by Independence Standards Board Standard No. 1, which relate to the auditors' independence from OSI and its related entities. The Audit Committee has discussed with Deloitte & Touche, LLP their independence from OSI.

CONCLUSION

       Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

George F. Schmitt
Gary D. Cuccio
Dr. Kornel Terplan

       PROPOSAL TWO

       AMENDMENT OF 1995 EMPLOYEE STOCK PURCHASE PLAN

       In July, 2000, the Board amended the Plan to increase the number of shares of Common Stock reserved for issuance by 1,000,000 shares, from 1,487,500 shares to 2,487,500 shares. At the Meeting, you are being asked to approve an amendment of our 1995 Employee Stock Purchase Plan ("Plan") to increase the number of shares that can be issued by 1,000,000 shares.

       The Plan was adopted by the Board and approved by the stockholders in August of 1995. A total of 2,487,500 shares of Common Stock can be issued under the Plan. In July, 1999, the Board amended and restated the Plan to permit employees to change their permitted contribution more than once during any given offering period. As of the Record Date, a total of 549,803 shares had been issued at an average purchase price of $ 2.125 per share. Excluding the 1,000,000 shares for which approval is being sought at the Meeting, 504,670 shares remain available for future issuance.

      The fair market value of our Common Stock on the first day of the most recent offering period was $14.0630 per share. See "Purchase Price."

VOTE REQUIRED

       The affirmative vote of at least a majority of the Votes Cast is needed to amend the Plan. The "Votes Cast" under Delaware law are the shares of Common Stock present at the Meeting (in person or by proxy) and entitled to vote on a matter. We will count abstentions in determining whether there is a quorum for the Meeting and the number of Votes Cast. We will count Broker Nonvotes in determining whether there is a quorum for the Meeting, but not in determining the number of Votes Cast. Therefore, abstentions have the same effect as votes cast against Proposal Two and Broker Nonvotes have no effect on approval of Proposal Two.

       THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" AMENDING THE 1995
                         EMPLOYEE STOCK PURCHASE PLAN.

PURPOSE

       The purpose of the Plan is to provide our employees (and those of our subsidiaries designated by the Board) with an opportunity to purchase our Common Stock through accumulated payroll deductions. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended ("Code").

       We believe that the attraction and retention of high quality personnel are essential to our growth and success. We also believe that an incentive plan, such as the Plan, is necessary for us to remain competitive in our compensation practices. Finally, we believe the Plan, which requires our employees to contribute their own money to purchase our Common Stock, is a powerful vehicle to align the interests of our employees with those of our stockholders. Without an increase in the available shares, insufficient shares will be available for purchase under the Plan for future planned Offering Periods.

       The benefits to be received pursuant to the Plan by our employees (or of Board designated subsidiaries) are not determinable at this time because those benefits are based upon each individual's determination of whether or not to participate in the Plan and to what extent.

       The following summary is qualified in its entirety by the specific language of the Plan. Copies of the Plan are available on request.

ADMINISTRATION

       The Plan can be administered by the Board or by a committee appointed by the Board. The Plan is presently administered by the Board. The Board determines all questions of interpretation or application of the Plan. Its decisions are final and binding on all participants. No charge for administrative or other costs may be made against the payroll deductions of a participant. Board members receive no additional compensation for their services in administering the Plan.

OFFERING PERIODS

       The Plan has offering periods of approximately six months, beginning the first trading day on or after May 1 and November 1 of each year. The Board may change the length of the offering periods without stockholder approval.

ELIGIBILITY

       Subject to certain limitations imposed by Section 423(b) of the Code, anyone can participate in the Plan who (1) is a regular employee scheduled to work at least twenty hours per week and five months per calendar year, and (2) was employed by us (or a Board designated subsidiary) on the first day of the offering period.

       Eligible employees become participants by delivering a subscription agreement to our payroll department. An employee who becomes eligible to participate after an offering period starts may not participate until the next offering period. The approximate number of employees eligible to participate in the Plan on the Record Date was 399.

PURCHASE PRICE

       Under the Plan, shares of our Common Stock are sold to a participant at 85% of the lower of fair market value on the first day and the last day of the offering period. Fair market value is the closing price of our Common Stock as reported on The Nasdaq Exchange. The closing price per share of our Common Stock on the Record Date was $ 8.96875.

PAYMENT OF PURCHASE PRICE AND PAYROLL DEDUCTIONS

       The purchase price for shares is accumulated by payroll deductions over an offering period. Deductions cannot exceed 15% of an employee's compensation on each pay day. Employees may stop their participation in the Plan at any time during an offering period. An employee may also increase or decrease the rate of deductions during an offering period, provided that the aggregate of all payroll deductions during the offering period does not exceed 15% of the employee's compensation during that offering period. Payroll deductions begin on the first payday after an offering period starts and continue at the same rate until the end of the offering period, unless terminated or changed as provided in the Plan.

PURCHASE OF STOCK AND EXERCISE OF OPTION

       By executing a subscription agreement to participate in the Plan, an employee is granted an option to purchase shares of our Common Stock. The number of shares that an employee can purchase in an offering period is determined by dividing the compensation that is withheld over the offering period by the lower of (1) 85% of the fair market value of a share of Common Stock on the first day of the offering period or (2) 85% of the fair market value of a share of Common Stock on the last day of the offering period. Overriding this calculation is a limitation on the maximum number of shares that can be issued to an employee in an offering period. This maximum is determined by dividing $12,500 by the fair market value of a share of Common Stock at the beginning of the offering period. Unless an employee discontinues participation, the option will be exercised automatically at the end of the offering period.

       An employee is not permitted to subscribe for shares under the Plan if, immediately after the grant of the option, he would own, or have outstanding options to purchase, five percent or more of our Common Stock. In addition, no subscription is permitted if, as a result, the employee could purchase more than $25,000 worth of Common Stock during any calendar year. This is determined based on the fair market value of the shares at the time of grant. Finally, if the number of shares which would otherwise be under option at the beginning of an offering period is greater than the number of shares then available under the Plan, a pro rata allocation of the available shares will be made.

WITHDRAWAL

       An employee can withdraw from an offering in whole, but not in part, by signing and delivering to us a notice of withdrawal. Withdrawal may be made at any time before the end of the offering period. Withdrawal automatically ends the employee's interest in the offering. If an employee withdraws from an offering period, payroll deductions will not resume at the beginning of the next offering period (as they otherwise would) unless a new subscription agreement is delivered.

TERMINATION OF EMPLOYMENT

       Termination of employment for any reason, including retirement or death, immediately ends participation in the Plan. Payroll deductions credited to the employee's account are returned, without interest, either to the employee or, in the case of death, the beneficiary specified by the employee in his subscription agreement.

CAPITAL CHANGES

       If our capitalization is changed in any way without our receiving consideration (such as by a stock split or dividend) and the result is a change in the number of shares of our Common Stock, appropriate adjustment will be made in the number of shares that can be purchased and in the purchase price per share. If our dissolution or liquidation is proposed, the current offering period will end immediately before the transaction closes unless the Board provides otherwise. If we merge with or into another corporation, or substantially all of our assets are sold, options under the Plan will be assumed or an equivalent option substituted by the successor corporation, its parent or a subsidiary. This will happen unless the Board, in its discretion, decides to shorten the offering period then in progress so that the option can be exercised before the closing. Participants will be notified in writing at least 10 days before the end of a shortened offering period.

NONASSIGNMENT

       No rights or accumulated payroll deductions can be pledged, assigned, transferred or otherwise disposed of by an employee other than by (1) will, (2) the laws of descent and distribution, or (3) written designation of a beneficiary who is to receive the employee's shares or cash on the employee's death. We can treat any attempt to do so as an election to withdraw from the offering period.

AMENDMENT AND TERMINATION

       The Board can amend or end the Plan at any time and for any reason. However, termination cannot affect granted options and an amendment cannot change an outstanding option to adversely affect the participant's rights. To the extent necessary to comply with Rule 16b-3 or with Section 423 of the Code, or any other applicable law or regulation, we will obtain stockholder approval of amendments to the Plan in the manner and to the degree required. In all events, the Plan will end on July 31, 2005.

USE OF FUNDS

       Payroll deductions under the Plan do not accrue interest and can be used by us for any corporate purpose.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

       The Plan is intended to qualify under Section 423 of the Code. Under
Section 423, no income is taxable to the employee until shares are sold or otherwise transferred. On sale or transfer, the employee is generally taxed, with the amount of the tax depending on how long the stock has been held. If the sale or transfer takes place within two years after the first day of the offering period, or within one year after the shares are purchased, ordinary income will result. The amount of this income will be the lesser of (1) the excess of the fair market value of the shares when they are sold or transferred over their purchase price, or (2) 15% of the fair market value of the shares at the start of the offering period. Additional gain will be treated as long-term capital gain. If these holding periods are not met, the amount of ordinary income will be the excess of fair market value over the purchase price of the shares. Additional gains or losses will be long-term or short-term capital gain or loss, depending on the holding period. Generally, we will have a deduction for the ordinary income our employees recognize if they sell or transfer shares before the end of these holding periods.

       This is only a summary of the federal income tax effects on us and on participants in the Plan. It is not complete and does not discuss the tax consequences of a participant's death. It also does not discuss the income tax laws of any municipality, state or country outside the U.S. in which a participant may reside.

PARTICIPATION

       Participation in the Plan is voluntary. Each eligible employee elects to participate and sets the level of his payroll deductions. As a result, we cannot determine future purchases under the Plan. Nonemployee directors are not eligible to participate in the Plan.

       PROPOSAL THREE

       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       The Board has selected Deloitte & Touche LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending June 30, 2001, and recommends that you ratify that appointment. Even if the appointment is ratified, the Board may appoint new independent auditors at any time during the year if it determines that the change would be in our best interests and those of our stockholders. If there is a negative vote on ratification, the Board will reconsider its selection.

       Deloitte & Touche LLP has audited our financial statements annually since 1993. Representatives of Deloitte & Touche LLP have been invited to the Meeting and will be given an opportunity to make a statement if they wish. We also expect that they will be available to respond to appropriate questions.

VOTE REQUIRED

       The affirmative vote of at least a majority of the Votes Cast is needed to ratify the appointment of Deloitte & Touche LLP. The "Votes Cast" under Delaware law are the shares of Common Stock present at the Meeting (in person or by proxy) and entitled to vote on a matter. We will count abstentions in determining whether there is a quorum for the Meeting and the number of Votes Cast. We will count Broker Nonvotes in determining whether there is a quorum for the Meeting, but not in determining the number of Votes Cast. Therefore, abstentions have the same effect as votes cast against Proposal Three and Broker Nonvotes have no effect on approval of Proposal Three.

    THE BOARD RECOMMENDS A VOTE "FOR" RATIFYING DELOITTE & TOUCHE LLP AS OUR
             INDEPENDENT AUDITORS FOR THE YEAR ENDING JUNE 30, 2001.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

       The following Summary Compensation Table contains information regarding the compensation of our Chief Executive Officers, and our other four most highly compensated officers for the fiscal year ended June 30, 2000 (the "Named Executive Officers"). It also includes information about a former officer, who would have been among our four most highly compensated officers had he not left OSI before the end of the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                                Long-Term
                                                                                           Compensation Awards
                                                                                           -------------------
                                                                                         Restricted     Securities
         Name and              Fiscal                   Annual Compensation                Stock        Underlying        All Other
    Principal Position          Year         Salary($)    Bonus($)   Commission($)        Awards($)      Options(#)     Compensation
    ------------------         -----         -------------------------------------       ----------     -----------     ------------
Tom L. Johnson(1)               2000           --              --         --                 --             --               --
  Co-Chairman of the Board,     1999           --              --         --                 --             --               --
  Co-CEO                        1998           --              --         --                 --             --               --

Richard G. Vento(1)             2000           --              --         --                 --             --               --
  Co-Chairman of the Board,     1999           --              --         --                 --             --               --
  Co-CEO                        1998           --              --         --                 --             --               --

Philip N.Cardman                2000           214,181         2,276      --                 --             40,000          3,979(2)
  Vice President, General       1999           205,384         --         --                 --             65,000          4,041(2)
  Counsel and Secretary         1998           203,750           155      --                 --             --              4,075(2)

Dan D. Line                     2000           187,454        55,000      462,082            --            150,000          3,482(2)
  Sr.Vice President,            1999           107,500         --         178,193            --             25,000          2,895(2)
  Worldwide Sales               1998            95,000           155      562,129            --             40,000          4,399(2)

James T. Olsen(4)               2000           184,999        32,017      --                 --             40,000          3,950(2)
  Executive Vice President      1999           115,625         --         --                 --            100,000         72,224(5)
                                1998            --             --         --                 --             --               --

Jeffrey T. Boone(6)             2000           177,121        20,912      --                 --             25,000          3,430(2)
  Vice President and Chief      1999           155,000        22,200      --                 --             50,000          3,247(2)
  Information Officer           1998             --            --         --                 --             --               --

James K.R. Souders(7)           2000           204,039        28,000      --                 --             --               --
  Exec. Vice President,         1999           175,000       193,750      --                 --             25,000          1,684(2)
  Sales and Marketing           1998           132,500         3,179      180,695            --            200,000         83,024(3)

-----------------------------------------------------------------------------------------------------------------------------------

(1) Messrs. Johnson and Vento resigned as our Co-CEO's in December 1995, but resumed those offices in April 1997. Both serve without compensation.

(2) Includes matching and other contributions for the benefit of the named individuals under our 401(k) savings plan.

(3) Includes a relocation expense reimbursement of $81,264 and a matching contribution of $1,760 under our 401(k) savings plan.

(4)    Mr. Olsen became Executive Vice President in May
       2000.

(5) Includes a relocation expense reimbursement of $70,991 and a matching contribution of $1,233 under our 401(k) savings plan.

(6) Mr. Boone became Vice President and Chief Information Officer in July 2000.

(7) Mr. Souders resigned from his position as Executive Vice President, Sales and Marketing, on November 4, 1999.

                        OPTION GRANTS IN FISCAL YEAR 2000

       The following table has information about options that were granted to the Named Executive Officers during our fiscal year ended June 30, 2000.

                        OPTION GRANTS IN FISCAL YEAR 2000

                                INDIVIDUAL GRANTS

                                                    Percentage of                                  Potential Realizable Value at
                                    Number of       Total                                          Assumed Annual Rates of Stock
                                    Securities      Options           Exercise                         Price Appreciation for
                                    Underlying      Granted to        Price Per                             Option Term (1)
                                    Options         Employees in      Share                        ------------------------------
Name                                Granted(2)      Fiscal 2000(3)    (4)(5)    Expiration Date          5%              10%
---------------------------------------------------------------------------------------------------------------------------------
Tom L. Johnson.................            --               --             --            --               --                --
Richard G. Vento...............            --               --             --            --               --                --
Philip N. Cardman..............        40,000            1.38%       $ 2.5000      11/01/09         $ 62,889          $ 59,374
Dan D. Line....................       150,000            5.18%       $ 2.5000      11/01/09         $235,835          $597,653
Dan D. Line....................        50,000            1.73%       $12.3125      05/16/10         $387,163          $981,148
Jeffrey T. Boone...............        40,000            1.38%       $ 2.5000      11/01/09         $ 62,889          $159,374
Jeffery T. Boone...............        25,000            0.86%       $ 2.6250      10/25/09         $ 41,271          $104,589
James T. Olsen.................        40,000            1.38%       $ 2.5000      11/01/09         $ 62,889          $159,374
James T. Olsen.................        75,000            2.59%       $ 7.3130      04/14/10         $344,933          $874,128
James K.R. Souders.............            --              --              --            --               --                --

(1) Potential realizable value is based on the assumption that Common Stock appreciates at the rate shown (compounded annually) from the date of grant until the ten year option term expires. These numbers are calculated based on SEC requirements and do not reflect our estimate of future stock price growth.

(2) Except in the event of a change in control of OSI, options become exercisable as to 1/4 of the option shares on the 12 month anniversary of the vesting start date and as to 1/48 of the option shares each month thereafter.

(3) Based on a total of 2,895,247 options granted to employees of OSI in fiscal 2000, including the Named Executive Officers.

(4) Options have an exercise price equal to the fair market value of Common Stock on the date the options were granted.

(5) The exercise price may be paid in cash, by promissory note, by delivery of already-owned shares (subject to certain conditions) or under a cashless exercise procedure. Under our cashless exercise procedure, the option holder gives irrevocable instructions to his broker to sell the purchased shares and to remit to us, out of the proceeds, the exercise price plus applicable withholding taxes.

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END OPTION VALUES

       The following table has information about the exercise of stock options in the last fiscal year by the Named Executive Officers and the value of options held by them as of June 30, 2000.

                                                                        Number of Securities       Value of Enexercised In-
                                         Shares                        Underlying Unexercised        The-Money Options at
                                       Acquired on       Value        Options at June 30, 2000        Fiscal Year End (2)
Name                                    Exercise       Realized(1)   Exercisable   Unexercisable   Exercisable    Unexercisable
-------------------------------        -----------     -----------   -----------   -------------   -----------    -------------
Tom  L. Johnson................              --      $       --              --             --     $       --      $       --
Richard G. Vento...............              --      $       --              --             --     $       --      $       --
Philip N. Cardman..............              --      $       --         175,313         94,687     $  893,317      $  650,121
Dan D. Line....................          15,000      $   77,653         388,870        144,879     $2,224,177      $1,075,853
Jeffrey T. Boone...............              --      $       --          75,585        108,644     $  440,551      $  755,564
James T. Olsen.................              --      $       --          32,813        182,187     $  221,976      $1,041,424
James K. R. Souders............         425,000      $2,566,967              --             --     $       --      $       --

------------------------

(1) Value represents the market value of Common Stock at the exercise date minus the exercise price.

(2) Value represents the market value of Common Stock on June 30, 2000 ($10.6875) minus the exercise price. An option is "in-the-money" if the market value of the Common Stock exceeds the exercise price.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

       Jeffrey T. Boone entered into a Severance Agreement with OSI in December of 1999. This agreement provides, inter alia, the following terms: Payment of severance compensation in an amount equal to his compensation for up to 12 months; 100% of OSI-paid benefits for up to 12 months and all options he holds before termination as a result of a Change in Control, as defined in the agreement, become fully vested. Options are exerciseable and will remain exerciseable for 12 months after termination and for 24 months if the termination results from disability, but in no event longer than the original term of the option.

       Philip N. Cardman entered into an employment agreement, as amended, with OSI in May of 1996. This agreement includes, inter alia, payment of base salary for two years from termination in the event of involuntary termination without cause and payment of base salary for 18 months from termination in the event of voluntary termination. Mr. Cardman also entered into a Severance Agreement with OSI in December of 1999. This agreement provides, inter alia, the following terms: Payment of severance compensation in an amount equal to his compensation for 24 months; 100% of OSI-paid benefits for 24 months and all options he holds before termination as a result of a Change in Control, as defined in the agreement, become fully vested. Options are exerciseable and will remain exerciseable for 12 months after termination and for 24 months if the termination results from disability, but in no event longer than the original term of the option.

       Dan D. Line entered into a Severance Agreement with OSI in December of 1999. This agreement provides, inter alia, the following terms: Payment of severance compensation in an amount equal to his compensation for 12 months; 100% of OSI-paid benefits for up to 12 months and all options he holds before termination as a result of a Change in Control, as defined in the agreement, become fully vested. Options are exerciseable and will remain exerciseable for up to 12 months after termination and for 24 months if the termination results from disability, but in no event longer than the original term of the option.

       James T. Olsen entered into a Severance Agreement with OSI in December of 1999. This agreement provides, inter alia, the following terms: Payment of severance compensation in an amount equal to his compensation for up to 12 months; 100% of OSI-paid benefits for up to 12 months and all options he holds before termination as a result of a Change in Control, as defined in the agreement, become fully vested. Options are exerciseable and will remain exerciseable for up to 12 months after termination and for up to 24 months if the termination results from disability, but in no event longer than the original term of the option.

       James K.R. Souders entered into an employment agreement in January of 1998, accepting the position of Executive Vice President, Sales and Marketing. OSI's agreement with Mr. Souders was a two year employment contract to be renewed annually with annual target compensation to be determined by the Board. It also included the following terms: base salary of $175,000 per annum; target annual MBO bonus of $100,000, paid quarterly; target annual bookings bonus of $90,000, paid quarterly; annual revenue commission at target sales of $135,000, earned at billing but paid on receipt of cash; grant of an option to purchase 200,000 shares of stock vesting over 7 years; a maximum MBO bonus of $100,000 for calendar year 1998, subject to certain adjustments; reimbursement of certain relocation expenses; payment of certain additional relocation expenses in the event of involuntary termination before January 13, 2000; and, in the event of termination or a failure to renew the contract within 30 days of its anniversary date, payment of base salary for the then remaining term and acceleration of option vesting for options that would have vested during the then remaining term.

COMPENSATION OF DIRECTORS

       Members of our Board do not receive compensation for their services as a director. Our 1995 Director Option Plan, which was terminated on July 24, 1999, provided stock options to be granted to nonemployee directors ("Outside Directors"). Each Outside Director automatically received an option to purchase 50,000 shares ("First Option") on the date he became an Outside Director. Thereafter, if he had then served on the Board for at least six months, he was automatically granted an option to purchase 12,500 shares at the first meeting of the Board after each year's Annual Meeting of Stockholders. The options could be exercised only while the Outside Director remained a director. The First Option vested as to 25% of the shares on the first anniversary of the grant date and at the rate of 1/48th of the shares per month thereafter. Subsequent option grants vested as to 50% of the shares six months after the date of grant and as to 1/12th of the shares per month thereafter. On July 24, 1999, our 1994 Stock Option Plan was amended to permit option grants to Outside Directors. All grants under our 1994 Stock Option Plan are discretionary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       In fiscal 2000, our full Board performed the functions of a Compensation Committee. Tom L. Johnson and Richard G. Vento, our Co-CEO's, serve on our Board. Neither received any compensation from OSI in fiscal 2000. No interlocking relationship exists between any member of the Board and any member of the Board of Directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

REPORT OF THE BOARD REGARDING EXECUTIVE COMPENSATION POLICIES

       The Board reviews and approves our executive compensation policies. It administers our various incentive plans, including our 1994 Stock Option Plan and our 1995 Employee Stock Purchase Plan. It also sets compensation policies that apply to our executive officers and evaluates their performance. Compensation for our executive officers, including base salary levels, potential bonuses and stock option grants are determined by the Board at the beginning of each fiscal year. The following is a description of the policies and rationale it applied in setting compensation during the fiscal year ended June 30, 2000.

       COMPENSATION PHILOSOPHY

       The underlying philosophy of our executive compensation is to maximize stockholder value over time. The primary goal of our program is, therefore, to align closely the interests of our executive officers with those of our stockholders. To achieve this, we attempt to (1) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, (2) motivate individuals to perform at their highest level and reward outstanding achievement, (3) maintain a portion of an executive's total compensation at risk, tied to achieving financial, organizational and management performance goals, and (4) encourage executives to manage from the perspective of owners. We currently use base salary, cash incentives and stock options to meet these goals.

       BASE SALARY AND COMMISSIONS

       We use base salary primarily as a device to attract, motivate, reward and retain highly skilled executives. The Board reviewed and approved fiscal 2000 base salaries for the executive officers at the beginning of the fiscal year. Salaries were set based on the officer's job responsibilities, level of experience, individual performance, contribution to our business, our financial performance for the past year and recommendations from management. They also took into account the salaries for similar positions at comparable companies, based on their industry experience and validated, published industry compensation survey data. In reviewing base salaries, they focused significantly on each officer's prior performance and expected contribution to our future success. They also focused on a group of comparable companies in the high technology sector. In making its decisions, the Board exercised its discretion and judgment using the factors described above. No specific formula was applied to determine the weight of any given factor. Our Co-CEO's each waived his right to receive compensation for his services.

       Commissions are paid only to those of our officers who have a direct responsibility for sales. In setting commission rates for sales executives, the Board evaluated both what we had done in the past and the approach taken by comparable high technology companies. Here again, comparable companies were identified based on the industry experience of each individual Board member and on information published by validated consulting organizations specializing in executive compensation research.

       ANNUAL CASH INCENTIVES

       Bonuses for executive officers are currently based on quantitative factors. They are intended to motivate and reward executive officers by directly linking the amount of their bonus to specific OSI-based performance targets. The factors are also intended to reflect the Board's belief that a portion of each executive's compensation should be contingent on our performance. To carry out this philosophy, at the beginning of the fiscal year the Board reviewed and approved the financial budget for the year and established performance targets. The Board then set target bonuses for each executive officer as a percentage of the officer's base salary. Bonuses are dependent on the achievement of performance targets that are tied to overall profitability. The Board believes that this bonus structure provides an excellent link between our earnings performance and the incentives that are received by our executives. Our Co-CEO's each waived his eligibility to receive bonuses.

       STOCK OPTIONS

       The Board provides executive officers with long-term incentive compensation through grants of stock options under our 1994 Stock Option Plan. Stock options provide an opportunity to share in any appreciation in the value of our Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term stockholder value. In addition, vesting periods are set to encourage the retention of key executives. To date, all options have been at fair market value on the date of the option grant. Option grants are subjective, but are based on factors such as the executive's relative position, responsibilities, individual performance over the previous fiscal year and anticipated contribution to the attainment of our long-term strategic goals. Stock options granted in prior years are also taken into consideration. The Board views stock option grants as an important component of its long-term, performance-based compensation philosophy. Our Co-CEO's received no stock options during fiscal year 2000.

SECTION 162(m)

       The Board has considered the potential future effects of Section 162(m) of the Code on the compensation paid to our executive officers. Section 162(m) disallows us from taking a tax deduction for compensation paid to an executive officer who is named in the Proxy Statement to the extent the compensation exceeds $1 million in any taxable year. The only exception is if the compensation is performance-based. We have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation we pay to our executive officers for an exemption from the deductibility limitations of
Section 162(m).

                                                Respectfully submitted by:

                                                Tom L. Johnson
                                                Richard G. Vento
                                                George F. Schmitt
                                                Gary D. Cuccio
                                                Dr. Kornel Terplan

PERFORMANCE GRAPH

       The following graph compares the annual percentage change in the cumulative return to the stockholders of our Common Stock with the cumulative return of The Nasdaq Stock Market - US Index and of the Chase H & Q Communications Index. The period shown begins December 1, 1995, the date we began reporting under the Securities Exchange Act of 1934, as amended and, ending on June 30, 2000. Returns are weighted based on market capitalization at the beginning of each fiscal year.

                   COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN* AMONG OBJECTIVE SYSTEMS INTEGRATORS, INC. THE NASDAQ STOCK
         MARKET (US) INDEX, AND THE CHASE H & Q COMMUNICATIONS INDEX

OBJECTIVE SYS INTEGRATORS INC
                                                                   Cumulative Total Return
                                           -----------------------------------------------------------------------
                                             12/1/1995        6/96        6/97       6/98        6/99        6/00

OBJECTIVE SYSTEMS INTEGRATORS, INC.             100.00      192.11       45.39      38.82       14.47       56.25
NASDAQ STOCK MARKET (U.S.)                      100.00      113.03      137.47     180.99      260.60      384.98
CHASE H & Q COMMUNICATIONS                      100.00      110.00      109.94     133.14      250.14      492.50

* $100 Invested on 12/1/95 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

       The graph assumes that on December 1, 1995, $100 was invested in each of our Common Stock, The Nasdaq Stock Market - US Index and the Chase H & Q Communications Index. It also assumes that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

       The information under the headings "Executive Compensation and Other Matters" and "Performance Graph" will not be deemed to be "soliciting material" or to be "filed" with the SEC, nor will it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires our executive officers and directors, and people who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the forms we have received, or written representations from various of our reporting persons, we believe that all of our executive officers and directors complied with applicable filing requirements in fiscal 2000.

                             FORM 10-K ANNUAL REPORT

ON WRITTEN REQUEST TO OUR SECRETARY, AT OBJECTIVE SYSTEMS INTEGRATORS, INC., 101 PARKSHORE DRIVE, FOLSOM, CALIFORNIA, 95630, WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF OUR 2000 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED WITH THAT REPORT. WE WILL ALSO FURNISH ANY EXHIBIT NOT CONTAINED IN THAT REPORT ON PAYMENT OF A REASONABLE FEE.

                                  OTHER MATTERS

       We know of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the people named in the enclosed form of Proxy to vote the shares they represent as the Board recommends.

                                        BY ORDER OF THE BOARD OF DIRECTORS

Dated: November 15, 2000
       -------------------              /s/ Philip N. Cardman
                                        ----------------------------------
       Folsom, California               Philip N. Cardman
                                        Vice President, General Counsel
                                        and Secretary

                       OBJECTIVE SYSTEMS INTEGRATORS, INC.

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                       (AS AMENDED THROUGH JULY 28, 2000)

              (AS PROPOSED TO BE AMENDED AT ANNUAL MEETING - 2000)

The following is the 1995 Employee Stock Purchase Plan of Objective Systems Integrators, Inc.

1.     PURPOSE.   The purpose of the Plan is to provide employees of
       Objective Systems Integrators, Inc. and its Designated Subsidiaries with an opportunity to purchase OSI's Common Stock through accumulated payroll deductions. It is intended that this Plan qualify as an "Employee Stock Purchase Plan" under
       Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, will be construed to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.     DEFINITIONS.

       (A)    BOARD. The Board of Directors of Objective Systems Integrators,
              Inc.

       (B)    CODE. The Internal Revenue Code of 1986, as amended.

       (C)    COMMON STOCK. The Common Stock of Objective Systems Integrators,
              Inc.

       (D) OSI. Objective Systems Integrators, Inc. and any of its Designated Subsidiaries.

       (E)    COMPENSATION. All of a Participant's W-2 compensation.

       (F) DESIGNATED SUBSIDIARIES. Each Subsidiary which has been designated by the Board, from time to time and in its sole discretion, as eligible to participate in the Plan.

       (G) EMPLOYEE. An individual who is employed by OSI for tax purposes and whose customary employment with OSI is at least 20 hours per week and at least five months in any calendar year. For purposes of the Plan, the employment relationship will be treated as continuing intact while an individual is on sick leave or other leave of absence approved by OSI. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have ended on the 91st day of the leave.

       (H)    ENROLLMENT DATE. The first day of each Offering Period.

       (I)    EXERCISE DATE. The last day of each Purchase Period.

       (J) FAIR MARKET VALUE. As of any date, the value of Common Stock determined as follows:

              (1) If the Common Stock is listed on an established stock exchange or a national market system, Fair Market Value will be the closing sale price (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on the exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of the determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

              (2) If the Common Stock is quoted on the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of the determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;



                                           OSI 1995 EMPLOYEE STOCK PURCHASE PLAN
                                                                   JULY 28, 2000

              (3) In the absence of an established market for the Common Stock, Fair Market Value will be determined in good faith by the Board.

              (4) For purposes of the Enrollment Date for the first Offering Period, Fair Market Value will be the price to the public as set forth in the final Prospectus included in the Registration Statement (Form S-1) filed with the Securities and Exchange Commission for the initial public offering of OSI's Common Stock.

       (K) OFFERING PERIOD. The period of approximately 6 months during which an option granted under the Plan may be exercised, beginning on the first Trading Day on or after May 1 and November 1 of each year and ending on the last Trading Day of the period six months later. The first Offering Period will begin on the effective date of OSI's initial public offering of Common Stock registered with the Securities and Exchange Commission and will end on the last Trading Day on or before October 31, 1997. The duration and timing of Offering Periods may be changed under Section 4.

       (L)    PLAN. This Employee Stock Purchase Plan.

       (M) PURCHASE PRICE. An amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

       (N) PURCHASE PERIOD. The approximately six-month period beginning after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of an Offering Period will begin on the Enrollment Date and end with the next Exercise Date.

       (O) RESERVES. The number of shares of Common Stock covered by each option under the Plan which have not yet been exercised plus the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

       (P) SUBSIDIARY. A corporation, domestic or foreign, of which not less than 50% of the voting shares are held by OSI or a Subsidiary, whether or not that corporation now exists or is later organized or acquired by OSI or a Subsidiary.

       (Q) TRADING DAY. A day on which national stock exchanges and the Nasdaq System are open for trading.

3.     ELIGIBILITY.

       (A) Any Employee who is employed by OSI on a given Enrollment Date is eligible to participate in the Plan.

       (B) Any provisions of the Plan to the contrary notwithstanding, no Employee will be granted an option under the Plan (1) if, immediately after the grant, the Employee (or any other person whose stock would be attributed to the Employee under Section 424(d) of the Code) would own capital stock of OSI and/or hold outstanding options to purchase such stock possessing five percent or more of the total combined voting power or value of all classes of OSI's capital stock or that of any Subsidiary, or (2) which permits the Employee's rights to purchase stock under all employee stock purchase plans of OSI and its subsidiaries to accrue at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) for each calendar year in which the option is outstanding at any time.

4. OFFERING PERIODS. The Plan will be implemented by consecutive Offering Periods, with a new Offering Period beginning on the first Trading Day on or after May 1 and November 1 each year, or on such other date as the Board determines, and continuing thereafter until terminated in accordance with Section 19. The first



                                           OSI 1995 EMPLOYEE STOCK PURCHASE PLAN
                                                                   JULY 28, 2000
                                                                          PAGE 2

       Offering Period will begin on the Effective Date of OSI's initial public offering of Common Stock registered with the Securities and Exchange Commission. The Board may change the duration of Offering Periods (including their commencement dates) for future offerings without shareholder approval if the change is announced at least five days before the scheduled beginning of the first Offering Period to be affected.

5.     PARTICIPATION.

       (A) An eligible Employee may become a Participant in the Plan (a "Participant") by completing a subscription agreement in the form of Exhibit A to this Plan and filing it with OSI's payroll office before the applicable Enrollment Date.

       (B) Payroll deductions for Participants will begin on the first payroll after the Enrollment Date and will end on the last payroll in the Offering Period to which the authorization is applicable, unless sooner terminated by a Participant under Section 10.

6.     PAYROLL DEDUCTIONS.

       (A) At the time a Participant files a subscription agreement, the Participant will elect to have payroll deductions made on each pay day during the Offering Period. Deductions may not exceed 15% of the Compensation which the Participant receives on each pay day. The aggregate of all payroll deductions during an Offering Period may not exceed 15% of the Participant's Compensation during the Offering Period.

       (B) Payroll deductions will be credited to a Participant's account under the Plan and will be withheld in whole percentages only. Participants may not make any additional payments into their accounts.

       (C) Participants may stop participating in the Plan as provided in Section 10. They may also increase or decrease their rate of payroll deductions at any time during a Purchase Period by filing a new subscription agreement with OSI authorizing the change. The Board may, in its discretion, limit the number of rate changes during any Purchase Period. Rate changes will be effective with the first full payroll period that begins at least five business days after OSI receives the new subscription agreement unless OSI elects to process a given change more quickly. Subscription agreements will remain in effect for successive Offering Periods unless terminated under Section 10.

       (D) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) of this Plan, a Participant's payroll deductions may be decreased to 0% during a Purchase Period ("Current Purchase Period") if the sum of all payroll deductions previously used to purchase stock under the Plan in an earlier Purchase Period ending during the same calendar year, plus all payroll deductions accumulated for the Current Purchase Period, equals $21,250. Thereafter, payroll deductions will recommence at the beginning of the first Purchase Period which ends in the next calendar year and at the rate in the Participant's subscription agreement, unless terminated by the Participant under
              Section 10.

        (E) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, Participants must make adequate provision for OSI's federal, state, or other tax withholding obligations, if any, which arise on the exercise of the option or the disposition of the Common Stock. OSI may, but will not be obligated to, withhold from a Participant's compensation at any time the amount necessary for it to meet applicable withholding obligations, including withholding required to make available to OSI any tax deductions or benefits attributable to the Participant's sale or early disposition of Common Stock.

7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, eligible Employees participating in the Offering Period will be granted an option to purchase on each Exercise Date during the Offering Period (and at the applicable Purchase Price) up to a whole number of shares of Common Stock determined by dividing the payroll deductions accumulated by the Employee before the Exercise Date and retained in the Employee's account as of the Exercise Date, by the applicable Purchase Price. The preceding sentence notwithstanding, (a) no Participant can purchase during a Purchase Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of Common Stock on the Enrollment Date, and (b) all purchases will be subject to the limitations in Sections 3(b) and 12. Exercise of the option will occur as



                                           OSI 1995 EMPLOYEE STOCK PURCHASE PLAN
                                                                   JULY 28, 2000
       provided in Section 8 (unless the Participant has withdrawn under Section
       10) and will expire on the last day of the Offering Period.

8.     EXERCISE OF OPTION. Unless a Participant withdraws from the Plan under
       Section 10, the option to purchase shares will be exercised automatically on the Exercise Date. The maximum number of whole shares subject to option will be purchased for each Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant's account. No fractional shares will be purchased. Any payroll deductions accumulated in the Participant's account which are insufficient to purchase a whole share will be retained for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal under Section
       10. Any other money left over in a Participant's account after the Exercise Date will be returned. During a Participant's lifetime, only the Participant can exercise the option to purchase shares under the Plan.

9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, OSI will arrange for the delivery to each Participant, as appropriate, of a certificate representing the shares purchased on exercise of the option.

10.    WITHDRAWAL AND TERMINATION OF EMPLOYMENT.

       (A) At any time, Participants may withdraw all but not less than all of the payroll deductions credited to their account and not yet used to exercise an option under the Plan. Withdrawal will be effected by giving OSI notice in the form of Exhibit B. All of the payroll deductions credited to a Participant's account will be paid to the Participant promptly after OSI receives notice of withdrawal, the Participant's option for the Offering Period will automatically be terminated and no further payroll deductions for the purchase of shares will be made for the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the next Offering Period unless the Participant has delivered a new subscription agreement to OSI.

       (B) On ceasing to be an Employee for any reason, Participants are deemed to have withdrawn from the Plan. The payroll deductions credited to the Participant's account during the Offering Period but not yet used to exercise the option will be returned to the Participant (or, in the case of the Participant's death, to the person entitled to them under Section 14) and the Participant's option will automatically be terminated. The preceding sentences notwithstanding, Participants who receive payment in lieu of termination notice will be treated as continuing to be Employees for their customary number of hours per week of employment during the period in which they are subject to the payment in lieu of notice.

11. INTEREST. No interest will accrue on the payroll deductions of Participants.

12.    COMMON STOCK.

       (A) The maximum number of shares of Common Stock that will be made available for sale under the Plan is 2,487,500, subject to adjustment on changes in OSI's capitalization as provided in
              Section 18. If, on any Exercise Date, the number of shares for which options are to be exercised exceeds the number of shares then available under the Plan, OSI will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable and as it determines to be equitable.

       (B) Participants will have no interest or voting right in shares covered by their options until the options have been exercised.

       (C) Shares to be delivered to Participants under the Plan will be registered in the name of each Participant or in the name of each Participant and his or her spouse.

13. ADMINISTRATION. The Plan will be administered by the Board or a committee of the Board duly appointed by the Board (either, as applicable, being referred to as the "Board"). The Board will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to



                                           OSI 1995 EMPLOYEE STOCK PURCHASE PLAN
                                                                   JULY 28, 2000
       adjudicate all disputed claims filed under the Plan. Every finding, decision or determination made by the Board will, to the fullest extent permitted by law, be final and binding on all parties.

14.    DESIGNATION OF BENEFICIARIES.

       (A) A Participant may file a written designation of a beneficiary who is to receive the shares and cash, if any, from the Participant's account if the Participant dies after an Exercise Date but before the shares and cash have been delivered to the Participant. A Participant may also file a written designation of a beneficiary who is to receive any cash from the Participant's account if the Participant dies before the option is exercised. If a Participant is married and the designated beneficiary is not his or her spouse, spousal consent will be required for these designations to be effective.

       (B) Participants may change their designated beneficiary at any time by notice to OSI. If a Participant dies and there is no validly designated beneficiary who is living at that time, OSI will deliver the shares and/or cash to the executor or administrator of the Participant's estate. If no executor or administrator has been appointed to OSI's knowledge, then OSI, in its discretion, may deliver the shares and/or cash to the spouse or to any one or more of the Participant's dependents or relatives. If no spouse, dependent or relative is known to OSI, then OSI, in its discretion, may deliver the shares and/or cash to such other person as OSI designates.

15. TRANSFER. Participants may not assign, transfer, pledge or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14) either payroll deductions credited to their account or any rights with regard to the exercise of options or the receipt of shares under the Plan. Any attempt at assignment, transfer, pledge or other disposition will be without effect, except that OSI may treat the attempt as an election to withdraw from an Offering Period under Section 10.

16. USE OF FUNDS. All payroll deductions received or held by OSI under the Plan may be used by OSI for any corporate purpose. OSI will not be obligated to segregate payroll deductions.

17. REPORTS. Individual accounts will be maintained for each Participant. Statements of account will be given to each Participant at least once per year. These statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. ADJUSTMENTS ON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

       (A) Subject to any required action by OSI's stockholders, the Reserves and the price per share of Common Stock covered by unexercised options under the Plan will be proportionately adjusted for any change in the number of issued shares of Common Stock as a result of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without OSI receiving consideration. For purposes of the Plan, however, the conversion of any convertible securities of OSI will not be deemed to have been "effected without receipt of consideration". This adjustment will be made by the Board, whose determination will be final and binding. Except as provided in the Plan, no issuance by OSI of any class of stock or securities convertible into shares of any class of stock, will affect (and no adjustment by reason of such an issuance will be made with respect to) the number or price of Common Stock under option.

       (B) Unless otherwise provided by the Board, if dissolution or liquidation of OSI is proposed, the Offering Periods will end immediately before the proposed action is consummated.

       (C) If a sale of all or substantially all of OSI's assets or a merger of OSI with or into another corporation is proposed, each option under the Plan will be assumed (or an equivalent option will be substituted by) the successor corporation, its parent or one of its subsidiaries, unless the Board determines, in its sole discretion and in lieu of the assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board sets a New Exercise Date, it



                                           OSI 1995 EMPLOYEE STOCK PURCHASE PLAN
                                                                   JULY 28, 2000
              will notify each Participant in writing, at least 10 business days before the New Exercise Date. This notice will set forth that the Exercise Date has been changed to the New Exercise Date and that options will be exercised automatically on the New Exercise Date, unless before that date the Participant has withdrawn from the Offering Period as provided in Section 10. For purposes of this Subsection, an option will be deemed to have been assumed if, after the sale or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately before the transaction, the same consideration (whether stock, cash or other securities or property) received in the transaction by holders of Common Stock for each share of their Common Stock. In making this determination, if the holders of Common Stock were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock will apply. Notwithstanding the preceding sentences, if the consideration received in the transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received on exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the transaction.

19.    AMENDMENT OR TERMINATION.

       (A) The Board may, at any time and for any reason, amend or terminate the Plan. Except as provided in Section 18, (1) no amendment may make any change in an option previously granted which adversely affects the rights of a Participant, and (b) no termination can affect options previously granted, except that the Board may terminate an Offering Period on any Exercise Date if it determines that termination of the Offering Period is in the best interests of OSI and its stockholders. To the extent necessary to comply with any applicable law, rule or regulation, OSI will obtain all required stockholder approvals for amendments to the Plan.

       (B) Without stockholder consent and without regard to whether any Participant rights have been "adversely affected," the Board may change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in OSI's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board determines, in its sole discretion, to be advisable and consistent with the Plan.

20. NOTICES. All notices or other communications by a Participant to OSI in connection with the Plan will be in writing and will be deemed to have been duly given when received in the form specified by OSI and at the location, or by the person, designated by OSI to receive it.

21.    CONDITIONS ON ISSUANCE OF SHARES.

       (A) Shares will not be issued with respect to an option unless the exercise of the option and the issuance and delivery of the shares complies with all applicable provisions of law, domestic or foreign, and has been approved in respect of that compliance by counsel to OSI. This includes, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under both, and the requirements of any stock exchange on which the Common Stock may then be listed.

       (B) If a representation is required in the opinion of OSI's counsel, then OSI may require the person exercising an option to represent and warrant, as a condition of exercise and at the time of exercise, that the Common Stock is being purchased only for investment and without any present intention to sell or distribute it.


                                           OSI 1995 EMPLOYEE STOCK PURCHASE PLAN
                                                                   JULY 28, 2000

22. TERM OF PLAN. The Plan will become effective on the earlier of its adoption by the Board or its approval by the stockholders of OSI. It will continue in effect for a term of 10 years unless sooner terminated under
       Section 19.

23. AUTOMATIC TRANSFER TO LOWER PRICE OFFERING PERIOD. To the extent permitted by applicable law, if the Fair Market Value of the Common Stock on an Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of the Offering Period, then all Participants in the Offering Period will be automatically withdrawn from that Offering Period immediately after the exercise of their options on the Exercise Date and automatically re-enrolled in the immediately following Offering Period as of its first day.



                                           OSI 1995 EMPLOYEE STOCK PURCHASE PLAN
                                                                   JULY 28, 2000
                                                                          PAGE 7

                                    EXHIBIT A

                       OBJECTIVE SYSTEMS INTEGRATORS, INC.

                        1995 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

_____ Original Application                          Enrollment Date: ___________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1. ___________________________ elects to participate in the Objective Systems Integrators, Inc. 1995 Employee Stock Purchase Plan (the "Plan") and subscribes to purchase shares of OSI's Common Stock in accordance with this Subscription Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of _____ of my Compensation on each payday (1-15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3. I understand that these payroll deductions will be accumulated for the purchase of OSI Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to obtaining shareholder approval of the Plan.

5.       Shares purchased for me under the Plan should be issued in the name(s) of (Employee or Employee and spouse only): ___________________
         ______________________

6. I understand that if I dispose of any shares received by me under the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased the shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price which I paid for them. I AGREE TO NOTIFY OSI IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE ON THE DISPOSITION OF THE COMMON



                                           OSI 1995 EMPLOYEE STOCK PURCHASE PLAN
                                                                   JULY 28, 2000

         STOCK. OSI may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to OSI any tax deductions or benefits attributable to my sale or early disposition of Common Stock. If I dispose of shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of disposition, and this such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition over my purchase price, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on disposition will be taxed as capital gain.

7. I agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement depends on my eligibility to participate in the Plan.




                                           OSI 1995 EMPLOYEE STOCK PURCHASE PLAN
                                                                   JULY 28, 2000

8. If I die, I designate the following as my beneficiary(ies) to receive all payments and shares due me under the Plan:


         NAME:  (Please print)
                               ---------------------------------------------
                               (First)      (Middle)       (Last)


                               -------------------------------
                               Relationship

                               ---------------------------------------------


                               ---------------------------------------------


                               ---------------------------------------------
                               Address

Employee's Social
Security Number:
                               --------------------------------------------



Employee's Address:
                               ------------------------------------


                               ------------------------------------


                               ------------------------------------


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS I TERMINATE IT.

Dated:
        ------------------------------     ---------------------------------
                                           Signature of Employee


                                           ----------------------------------
                                           Spouse's Signature (If beneficiary
                                           other than spouse)



                                           OSI 1995 EMPLOYEE STOCK PURCHASE PLAN
                                                                   JULY 28, 2000
                                                                         PAGE 10

                                    EXHIBIT B

                       OBJECTIVE SYSTEMS INTEGRATORS, INC.

                        1995 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

         The undersigned participant ("Participant") in the Offering Period of the Objective Systems Integrators, Inc.("OSI") 1995 Employee Stock Purchase Plan that began on ____________, 20__ ("Offering Period") gives notice to OSI of his or her election to withdraw from the Offering Period. OSI is directed to pay Participant, as promptly as practicable, all payroll deductions credited to Participant's account with respect to the Offering Period. Participant understands that their option for the Offering Period will automatically terminate. Participant also understands that no further payroll deductions will be made for the purchase of shares in the Offering Period and that they will be eligible to participate in succeeding Offering Periods only by delivering a new Subscription Agreement to OSI.

      Name and Address of Participant:
                                       --------------------------------

                                       --------------------------------

                                       --------------------------------

                                       --------------------------------

      Social Security Number:
                                       --------------------------------



PLEASE CHECK THE APPROPRIATE STATEMENT

_______ I DO want to participate in the upcoming Purchase. I hereby withdraw from ESPP immediately after the upcoming Purchase.


_______ I DO NOT want to participate in the upcoming Purchase. I hereby withdraw from the ESPP effective immediately.





                                ----------------------------------------------
                                Signature/Date




                                           OSI 1995 EMPLOYEE STOCK PURCHASE PLAN
                                                                   JULY 28, 2000
                                                                         PAGE 11

                       OBJECTIVE SYSTEMS INTEGRATORS, INC.
                             AUDIT COMMITTEE CHARTER


PURPOSE

The Audit Committee ("Audit Committee") of Objective Systems Integrators, Inc. ("OSI") is a standing committee of OSI's Board of Directors ("Board") and is appointed by the Board. Its purpose is to monitor OSI's systems of internal controls, its corporate financial reporting and its external audits. The Audit Committee also provides the Board with the results of its examinations and recommendations, outlines to the Board the improvements made, or to be made, in OSI's accounting controls, nominates the independent auditors, and provides the Board with any additional information or materials necessary to make the Board aware of any significant financial matters that may require the Board's attention.

In discharging its responsibilities, the Audit Committee may investigate any matter brought to its attention, with full power to retain counsel or other experts for this purpose.

The Charter of the Audit Committee will be reviewed annually, and updated as appropriate.


QUALIFICATIONS

The Audit Committee will consist of at least three directors, at least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. In addition, each member of the Audit Committee will:

     1. Be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements.

     2. Be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgement.

     3. Not have been employed by OSI or its affiliates in the current or in any of the past three years.

     4. Not have accepted any compensation from OSI or its affiliates in excess of $60,000 during the previous fiscal year (except for Board service, retirement plan benefits, or non-discretionary compensation).

     5. Not have an immediate family member who is, or has in the past three years been, employed by OSI or its affiliates as one of its Executive Officers.

     6. Not have been a partner, controlling shareholder or an executive officer of any for-profit business to which OSI has made, or from which it has received, payments (other than those which arise solely from investments in OSI's securities) that exceed in any of the past three years the greater of $200,000 or five percent of OSI's consolidated gross revenues.

     7. Not have been employed as an executive of another entity where any of OSI's executives serve on that entity's compensation committee.

However, if the Board determines it to be in the best interests of OSI and its stockholders to have one "non-independent" director on the Audit Committee, and discloses its reasons in OSI's next annual proxy statement, then one non-independent director may be appointed so long as the director is not a current employee or officer of OSI, or an immediate family member of a current employee or officer.

RESPONSIBILITIES

The responsibilities of the Audit Committee will be to:

     1.       Review the adequacy of OSI's systems of internal controls.

     2. Subject to ratification of the Board and OSI's stockholders, select and employ independent, certified public accountants ("Auditors") on OSI's behalf.

     3. Review the Auditors' proposed audit scope, approach, and independence.

     4. Conduct post-audit reviews of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the Auditors.

     5. Review the performance of the Auditors, who will be accountable to the Board and the Audit Committee, and review the fee arrangements with the Auditors.

     6. Before the earnings release, review the quarterly and annual operating results with Management and the Auditors.

     7. Before its release, review the audited financial statements and Management's Discussion and Analysis in OSI's annual report on Form 10-K.

     8. Oversee compliance with the requirements of the SEC concerning disclosures of the services of the Auditors, the membership on the Audit Committee and the activities of the Audit Committee.

     9. Review management's monitoring of compliance with OSI's Standards of Business Conduct and with the Foreign Corrupt Practices Act.

     10. Review, in conjunction with counsel, any legal matters that could have a material impact on OSI's financial statements.

     11. Provide oversight and review of OSI's asset management policies, including an annual review of its investment policies, its foreign exchange policies and the performance of its short-term investments.

     12. Review related-party transactions for potential conflicts of interest.

     13. Provide a report in OSI's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A.

     14. Perform such other oversight functions as may be requested by the Board.


MEETINGS

The Audit Committee will meet at least four times per year. The Audit Committee will keep minutes of its meetings and report its activities to the entire Board. Members of management, such as the Chief Executive Officer(s) or Chief Financial Officer, may be invited to join the meeting. However, the Audit Committee will, from time to time, meet with the outside auditors without management present.

                                                                          Page 2